282673v1
                         POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby appoint and constitute Charles E. Buchheit and Richard
J. Coburn and each of them as his agent and attorney-in-fact to execute in his name, place and stead (whether on behalf of the undersigned individually or as an officer or director of Accent Color Sciences, Inc. or otherwise) a Registration Statement on Form S-3 of Accent Color Sciences, Inc. respecting the registration of shares of Common Stock of certain stockholders of Accent Color Sciences, Inc. and to file such Registration Statement and any such amendment thereto with the Securities and Exchange Commission.
Each of the said attorneys shall have the power to act hereunder with or without the other.

     IN WITNESS WHEREOF, the undersigned have executed this instrument this 10th day of August 1998.



/s/ Joseph T. Brophy                  /s/ Richard Hodgson
--------------------                  --------------------
Joseph T. Brophy                      Richard Hodgson



/s/ Charles E. Buchheit               /s/ Willard F. Pinney, Jr.
-----------------------               --------------------------
Charles E. Buchheit                   Willard F. Pinney, Jr.



/s/ Richard J. Coburn                 /s/ Robert H. Steele
---------------------                 ---------------------
Richard J. Coburn                     Robert H. Steele



/s/ Norman L. Milliard
----------------------
Norman L. Milliard